SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                           ELITE PHARMACEUTICALS, INC.
                           ---------------------------
                (Name of Registrant as Specified In Its Charter)
                                       N/A
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment Filing Fee (Check the appropriate box):

[X] No fee required.

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(1) Title of each class of securities to which transaction applies: N/A

(2) Aggregate number of securities to which transaction applies: N/A

(3) Per unit price or other underlying value of transaction computed pursuant to Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4) Proposed maximum aggregate value of transaction: N/A

(5) Total fee paid: N/A

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

(1) Amount Previously Paid: N/A

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(3) Filing Party: N/A

(4) Date Filed: N/A

                       [ELITE PHARMACEUTICALS LETTERHEAD]



May 25, 2006



Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Elite Pharmaceuticals, Inc. (the "COMPANY") to be held at 10:00 a.m., June 28, 2006 at the offices of Reitler Brown & Rosenblatt LLC, 800 Third Avenue, 21st Floor, New York, NY 10022.

         This year you will be asked to consider the election of directors and proposals to: (i) approve an amendment of the Company's Stock Option Plan, (ii) approve and ratify the Company's Series B Preferred Stock Financing which involved the sale of the Company's Series B Preferred Stock and common stock purchase warrants pursuant to a Securities Purchase Agreement, dated as of March 15, 2006, and (iii) ratify the appointment of Miller, Ellin & Co., LLP as the Company's independent auditor. The matters are explained more fully in the attached proxy statement, which you are encouraged to read.

         The Board of Directors recommends that you elect its nominees for directors and approve the proposals. It urges you to return in the accompanying business reply envelope your signed proxy card, or cards, at your earliest convenience, whether or not you plan to attend the annual meeting so that your shares will be represented at the annual meeting. This will not limit your right to vote in person or attend the meeting.

         Thank you for your continued interest in the Company.

                                    Very truly yours,

                                    Bernard Berk

                                    President and Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                           ELITE PHARMACEUTICALS, INC.
                                  June 28, 2006


NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Elite Pharmaceuticals, Inc. (the "COMPANY", "ELITE", "US" or "WE") will be held at the offices of Reitler Brown & Rosenblatt LLC, 800 Third Avenue, 21st Floor, New York, New York 10022, on June 28, 2006 at 10:00 a.m., to consider and act upon the following:

1. The election of four directors to serve for a period of one year and thereafter until their successors shall have been duly elected and shall have qualified.

2.   A proposal to approve an amendment of the Company's Stock Option Plan.

3. A proposal to approve and ratify the sale of shares of our Series B Preferred Stock convertible into shares of our Common Stock and related warrants to purchase additional shares of our Common Stock pursuant to the related Securities Purchase Agreement.

4. A proposal to ratify the appointment by Miller Ellin & Co. LLP as auditor of the Company's financial statements for the year ending March 31, 2006.

5. The transaction of such other business as may properly come before the meeting or any adjournment thereof that were not known a reasonable time before the solicitation.

The Board of Directors has fixed the close of business on May 15, 2006 as the date for determining the stockholders of record entitled to receive notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors

Mark I. Gittelman
Secretary
Northvale, New Jersey

May 25, 2006

                           ELITE PHARMACEUTICALS, INC.

                                165 LUDLOW AVENUE

                           NORTHVALE, NEW JERSEY 07647

                                 PROXY STATEMENT
                                 ---------------
                         Annual Meeting of Stockholders
                            To Be Held June 28, 2006

                                  INTRODUCTION

This proxy statement iS being furnished to stockholders of Elite Pharmaceuticals, Inc. (the "COMPANY", "ELITE", "US" or "WE") in connection with a solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Stockholders to be held at the offices of Reitler Brown & Rosenblatt LLC, 800 Third Avenue, 21st Floor, New York, New York 10022. on June 28, 2006, at 10:00 a.m. and any adjournments or postponements thereof. At the meeting, the Company's stockholders will be asked to elect four Directors to serve until the next annual meeting of stockholders to be held and until their successors are elected and qualified, and to consider the following proposals:
(i) approve an amendment to the Company's Stock Option Plan to increase the shares subject to the Plan from 4,000,000 to 7,000,000, (ii) approve and ratify the Series B Preferred Stock Financing involving the sale of the Company's Series B Preferred Stock convertible into shares of the Company's common stock and related warrants to purchase additional shares of the Company's common stock, and (iii) ratify the appointment by the Board of Directors of Miller Ellin & Co. LLP as the Company's independent auditors for the year ending March 31, 2006, and vote on such other matters as may lawfully come before the Annual Meeting.

STOCKHOLDERS ENTITLED TO VOTE

Only holders of record of the Company's common stock, par value $.01 per share (the "COMMON STOCK"), at the close of business on May 15, 2006 (the "RECORD DATE") will be entitled to receive notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. At the close of business on the Record Date, there were 19,190,159 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote.

VOTING; REVOCATION OF PROXY; QUORUM AND VOTE REQUIRED

A form of proxy is enclosed for use at the Annual Meeting. Each proxy may be revoked at any time before it is exercised by giving written notice to the Secretary of the Annual Meeting, by submitting a duly executed, later-dated proxy, or by attending the Annual Meeting and voting at the Annual Meeting. Attendance at the Annual Meeting is not by itself sufficient to revoke your proxy. All shares represented by valid proxies pursuant to this solicitation (and not revoked before they are exercised) will be voted as specified in the form of proxy. If the proxy is signed but no specification is given otherwise the shares will be voted FOR the Board if Directors' nominees for election to the Board of Directors and FOR each of the proposals referred to above.

A majority of the shares outstanding on the record date will constitute a quorum for purposes of the Annual Meeting. For purposes of determining the votes cast with respect to any matter presented for consideration at the Annual Meeting, only those votes cast "for" or "against" are included. Abstentions and broker non-votes are counted for the purpose of determining whether a quorum is present at the Annual Meeting. A broker "non-vote" occurs when a nominee holding shares of Common Stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Accordingly, since the election of directors will be effected by a plurality vote, abstentions and broker non-votes will not affect the outcome of the election of directors. Since approval of the proposal with respect to the amendment of the Company's Stock Option Plan, approval and ratification of the Series B Preferred Stock Financing, and ratification of the appointment of the independent auditors, requires the affirmative vote of a majority of the shares cast in person or by proxy on the proposal, abstentions will have the same effect as negative votes but broker non-votes will not affect the outcome.

Any stockholder who executes and delivers a proxy may revoke it at any time before it is voted by delivering a written notice of such revocation to the Secretary of the Company at the address of the Company set forth in this proxy statement, by submitting a properly executed proxy bearing a later date, or by appearing at the Annual Meeting and requesting the return of the proxy or by voting in person. In accordance with applicable rules, boxes and designated spaces are provided on the proxy card for stockholders to mark if they wish either to vote for or withhold authority on the election of any of the Directors and to vote for, against or abstain on each of the other proposals.

Stockholders vote at the Annual Meeting by casting ballots (in person or by proxy) which will be tabulated by a person who is appointed by the Board of Directors before the Annual Meeting to serve as inspector of election at the Annual Meeting and who has executed and verified an oath of office.

It is anticipated that this proxy statement, the enclosed proxy card and the Annual Report to Stockholders for the year ended March 31, 2005 will be mailed to the Company's stockholders on or about May 26, 2006.

COSTS AND METHOD OF SOLICITATION

Solicitation of proxies may be made by directors and officers of the Company by mail, telephone, facsimile transmission or other electronic media and in person for which they will receive no additional compensation. We will not solicit proxies via the Internet, such as Internet chat rooms and/or posting on websites. Solicitation of proxies may be made by directors, officers and regular employees of Elite. The entire cost of soliciting proxies will be borne by the Company. Upon request, the Company will reimburse the reasonable fees and expenses of banks, brokers, custodians, nominees and fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose accounts they hold shares of Common Stock.

PRINCIPAL OFFICE

The Company's principal office is located at 165 Ludlow Avenue, Northvale, New Jersey 07647, and its telephone number is (201) 750-2646.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information with respect to the beneficial ownership, as of May 15, 2006, of the shares of Common Stock of each stockholder of the Company known to the Company, based upon such person's representations or publicly available filings, to own beneficially more than 5% of the voting securities as of that date. The shares of Series B 8% Convertible Preferred Stock, par value $0.01 per share (the "SERIES B PREFERRED SHARES"), all of which were issued in a private placement effected by the Company in March 2006, have no voting rights as to the matters to be considered at the Annual Meeting.

As used in the table below and elsewhere in this proxy statement, the term beneficial ownership with respect to a security consists of sole or shared voting power, including the power to vote or direct the vote, and/or sole or shared investment power, including the power to dispose or direct the disposition, with respect to the security through any contract, arrangement, understanding, relationship, or otherwise, including a right to acquire such power(s) during the 60 days immediately following the Record Date. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.


             NAME AND ADDRESS                     AMOUNT *             PERCENT

     Trellus Management Company, LLC             996,400(1)             5.5%
     Adam Usdan
     350 Madison Avenue, 9th Floor
     New York, New York  10017

     Mark Fain                                  1,145,333(2)            5.9%
     237 Park Avenue, Suite 900
     New York, NY 10017

     Chad Comiteau                              1,151,765(3)            5.9%
     237 Park Avenue, Suite 900
     New York, NY 10017

-----------------
*    Based on 19,190,159 shares of Common Stock outstanding as of May 15, 2006

(1) Based on information provided by Trellus Management Company and Adam Usdan in the Schedule 13G filed February 15, 2006. Trellus Management Company and Adam Usdan have shared voting and dispositve power.

(2)  Based on  information  provided  by Mark  Fain and Chad  Comiteau  in their
     Schedule 13G filed May 17, 2006. Includes (i) 33,333 convertible shares beneficially owned by Mr. Fain over which he has sole voting power and sole dispositive power, (ii) 33,000 shares beneficially owned by Stratford Management Money Purchase Pension Plan over which Messrs. Fain and Comiteau have shared voting power and shared dispositive power, and (iii) 750,000 shares and 150,000 convertible shares beneficially owned by Stratford Partners, L.P. of which Messrs. Fain and Comiteau are Managing Members, and over which they have shared voting power and shared dispositive power.

(3)  Based on  information  provided  by Mark  Fain and Chad  Comiteau  in their
     Schedule 13G filed May 17, 2006. Includes (i) 32,655 convertible shares beneficially owned by Mr. Comiteau over which he has sole voting power and sole dispositive power, and (ii) the shares and convertible shares described in footnote 2 which are beneficially owned by Stratford
     Management Money Purchase Pension Plan and Stratford Partners, L.P. over which Messrs. Fain and Comiteau have shared voting power and shared dispositive power.

                          ITEM 1. ELECTION OF DIRECTORS

BOARD OF DIRECTORS' NOMINEES

The Company's by-laws provide that the Board of Directors will consist of not less than three nor more than ten members, the actual number of directors to be determined by the Board of Directors from time to time. The Board of Directors has set the number of directors of the Board of Directors as of the Annual Meeting at four.

The holders of Common Stock will elect four directors at the Annual Meeting, each of whom will be elected to serve until the next annual meeting of stockholders and thereafter until their successors shall have been duly elected and shall have qualified. Unless a stockholder either indicates "withhold authority" on his proxy card or indicates on his proxy that his shares should not be voted for certain nominees, it is intended that the persons named in the proxy will vote for the election of the persons named in the table below.

The nominees of the Board of Directors, all of whom are currently Directors, were selected by a Nominating Committee consisting of Mr. Edward Neugeboren, Dr. Barry Dash and Dr. Melvin Van Woert. At the time of their selection they qualified as independent directors, as defined by Section 121A of the American Stock Exchange Listing Standards, as amended effective December 1, 2003, because none of them is an officer or employee of the Company or its subsidiary or is a person who the Board of Directors determines has a material relationship with the Company that would interfere with the exercise of his independent judgment. In selecting each of the nominees for the Annual Meeting, the Committee identified and evaluated the current Directors and their commitment to the policy of the Company and his qualifications and availability. The Committee believes that a nominee for director of the Company should have an appropriate level of sophistication, knowledge and understanding of the Company and the industry, stockholder relations and finance and accounting for publicly held companies. The Committee also considered the need to select a nominee who had the appropriate experience and financial background who could qualify as an "audit committee financial expert" within the meaning of the rules under the Securities Exchange Act of 1934 and of the American Stock Exchange. Mr. Neugeboren qualifies as an audit committee finance expert. The Company did not engage any third party to assist in the process of identifying or evaluating candidates. The Company currently does not have a process for considering candidates put forward by stockholders other than those who are directors of the Company.

The table below sets forth the name and age as of the Record Date of each nominee, and the period during which he has served on the Board of Directors of the Company. Each of the nominees for director has agreed to serve if elected and has consented to being named in this Proxy Statement.

                 NAME AND ADDRESS               AGE       DIRECTOR SINCE
                 ----------------               ---       --------------

       Bernard Berk                             57             2004
       c/o Elite Pharmaceuticals Inc.,
       165 Ludlow Avenue,
       Northvale, NJ 07647

       Edward Neugeboren                        37             2005
       282 New Norwalk Road,
       New Canaan, CT 06840

                 NAME AND ADDRESS               AGE       DIRECTOR SINCE
                 ----------------               ---       --------------

       Barry Dash, Ph.D.                        74             2005
       168 Wood Road
       Englewood Cliffs, NJ 07632

       Melvin M. Van Woert, M.D.                75              2005
       Mount Sinai Medical Center
       P.O. Box 1137
       One Gustave L. Levy Place
       New York, NY 10029-6576



The principal occupations and employment of each such person during the past five years is set forth below. In each instance in which dates are not provided in connection with a nominee's business experience, such nominee has held the position indicated for at least the past five years.

Mr. Bernard Berk was appointed the Chief Executive Officer of the Company in June 2003 and a Director in February 2004. Mr. Berk has been the President and Chief Executive Officer of Michael Andrews Corporation, a pharmaceutical management consultant firm, since 1996. Mr. Berk was from 1994 until 1996, President and Chief Executive Officer of Nale Pharmaceutical Corporation. From 1989 until 1994, The Senior Vice President of Sales, Marketing and Business Development of Par Pharmaceuticals, Inc. Mr. Berk holds a B.S. from New York University.

Mr. Edward Neugeboren has been a Managing Partner of IndiGo Ventures LLC, an investment-banking firm based in New York, since January 2003. From May 2001 to January 2004, Mr. Neugeboren was a managing partner of Third Ridge Capital Management, LLC, a U.S. equity hedge fund. He was from October 2000 to April 2001, the Chief Administrative Officer of Soceron, a then emerging Silicon Alley based media software company, and from 1988 to 2000 the Chief Administrative Officer and director of Equity Research Operations at Lehman Brothers. He was from 1996 to 1998 deputy director of Equity Research at UBS Warburg, formerly Warburg, Dillon Read, and director of Equity Research Operations from 1995 to 1996. Mr. Neugeboren began his career in 1992 as an equity research analyst covering the specialty pharmaceuticals industry, constituting generic drugs and drug delivery, at Dillon Read & Co., Kidder, Peabody & Co. and Furman Selz, Inc. Mr. Neugeboren is a Director of KineMed, Inc. a platform based drug development and advanced medical diagnostics company based in San Francisco, California.

Dr. Barry Dash has been since 1995 President and Managing Member of Dash Associates, L.L.C., an independent consultant to the pharmaceutical and health and beauty aid industries. From 1983 to 1996, he was employed by American Home Products Corporation, its Whitehall-Robins Healthcare Division, initially as Vice President of Scientific Affairs, then Senior Vice President of Scientific Affairs and then Senior Vice President of Advanced Technologies during which time he personally supervised six separate departments: Medical and Clinical Affairs, Regulatory Affairs, Technical Affairs, Research and Development, Analytical R&D and Quality Management/Q.C. He had previously been employed by the Whitehall Robins Healthcare Division from 1960 to 1976, during which time he served as Director of Product Development Research, Assistant Vice President of Product Development and Vice President of Scientific Affairs. Dr. Dash had been employed by J.B. Williams Company (Nabisco Brands, Inc.) from 1978 to 1982, during which time he helped introduce more than 14 national and test market brands. From 1976 to 1978 he was Vice President, Director of Laboratories of the Consumer Products Division of American Can Company. He is a director of GeoPharma, Inc. Dr. Dash holds a Ph.D. from the University of Florida and

M.S. and B.S. degrees from Columbia University at which he was Assistant Professor at the College of Pharmaceutical Sciences from 1956 to 1960. He is a member of the American Pharmaceutical Association, The American Association for the Advancement of Science and the Society of Cosmetic Chemist.

Dr. Melvin Van Woert, an internist, has been since 1974, a member of the staff of Mount Sinai Medical Center where since 1978 he has also been a Professor in the Department of Neurology and Pharmacology at Mount Sinai School of Medicine. Dr. Van Woert had been a consultant for Neuropharmacological Drug Products to the Food and Drug Administration from 1974 to 1980; Associate Editor for Journal of the Neurological Sciences; Member of the Editorial Board of Journal of Clinical Neurphamacology; and Medical Director of National Organization for Rare Disorders for which he received in 1993 the Humanitarian Award. His other awards include the U.S. Public Health Service Award for Exceptional Achievement in Orphan Products Development and the National Myoclonus Foundation Award. He has authored and co-authored more than 150 articles appearing in pharmacological, medical and other professional journals or publications.

There is no family relationship between the nominees.

BOARD OF DIRECTORS MEETINGS

The Board of Directors of the Company had four meetings and acted by unanimous written consent on other occasions during the fiscal year ended March 31, 2005. No incumbent director attended fewer than 75% of the meetings of the Board of Directors during that year.

COMMITTEES

The Board of Directors has an Audit Committee and a Nominating Committee; its only standing committees. The members of the Nominating Committee and of the Audit Committee are Edward Neugeboren, Barry Dash and Melvin Van Woert.

The Audit Committee had one meeting during the fiscal year ended March 31, 2005. A copy of its written charter (adopted by the Board of Directors) was included as an appendix to the Company's proxy statement sent to stockholders in connection with the annual meeting of stockholders held October 11, 2001.

The Company deems the members of its Audit Committee to be independent and that Mr. Neugeboren qualifies as an audit committee financial expert.

Audit Committee Report: The following is the Audit Committee Report for the year ended March 31, 2005 made by all its members.

The Audit Committee reviewed and discussed the audited financial statements with management. The Audit Committee discussed with the independent auditors of the Company the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as modified or supplemented. The Audit Committee received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified or supplemented. The Audit Committee discussed with the independent accountant the independent accountant's independence. Based upon the foregoing review and discussions, the Audit Committee recommended to the Board of Directors of the Company that the

Company's financial statements for the fiscal year ended March 31, 2005, as audited, be included in the Company's Annual Report on Form 10-K for the year, as filed with the Commission.

The Nominating Committee is authorized to select the nominees of the Board of Directors for election as directors. The nominees selected by the Committee have been approved by the Board of Directors.

COMPENSATION OF DIRECTORS

Each independent director receives $2,000 as compensation for each meeting of the Board of Directors attended.

Mr. John A. Moore who served as Chairman of the Board of Directors from January 1, 2004 through May 12, 2004, the date of his resignation, was paid $46,875 by the Company, for his services as Chairman of the Board of Directors based on the substantial duties the Board of Directors assigned to him, principally to assist the Chief Executive Officer in the management of the Company's operations, and the time required to perform such duties.


THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE FOUR NOMINEES OF THE BOARD OF DIRECTORS DESCRIBED ABOVE.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the knowledge of the Company, there was no person who, at any time during the fiscal year ended March 31, 2005, was a director, officer or beneficial owner of more than 10% of any class of equity securities of the Company registered pursuant to Section 12 of the Securities Exchange Act of 1934, who failed to file on a timely basis the reports required by Section 16(a) of the Securities Exchange Act of 1934 during the fiscal year ended March 31, 2005, other than Mr. Neugeboren who was late in the filing of a Form 4.

                               EXECUTIVE OFFICERS

Our executive officers are Bernard J. Berk, Mark I. Gittelman, Chris Dick and Dr. Charan Behl.

         Mr. Berk, age 57, was appointed Chief Executive Officer in June 2003 and a Director in February 2004. See "Election of Directors - Board of Directors' Nominees" for his business background.

         Mr. Berk is employed pursuant to an employment agreement, dated as of June 23, 2003, as amended and restated on September 2, 2005 (the "RESTATED EMPLOYMENT AGREEMENT"), providing for him to serve as the Company's Chief Executive Officer through August 31, 2009. Mr. Berk's salary was increased to $330,140 as a result of the occurrence of a Strategic Transaction pursuant to the terms of the Restated Employment Agreement, the increase from $200,000 was effective May 1, 2005 but not payable until November 1, 2005. Additionally, Mr. Berk is entitled to an annual bonus as determined by the Compensation Committee.

         Pursuant to the Restated Employment Agreement, Mr. Berk (i) waived his rights to 75,000 of the 300,000 options granted to him under the agreement on June 23, 2003 and the Company determined that the remaining 225,000 options fully vested as a result of the occurrence of a

Strategic Transaction and (ii) was granted on September 2, 2005 under its 2004 Stock Option Plan (the "PLAN") ten year options to purchase 600,000 shares of common stock at $2.69, the fair market value of the Common Stock as of the time of the grant, of which 100,000 vest on September 2, 2006, 100,000 vest on September 2, 2007 and the remaining 400,000 vest as follows: (a) 50,000 shares upon the closing of each product license or product sale transaction (on a product by product basis and only once for each product) in which the Company receives an aggregate of at least $5,000,000 in net cash proceeds (including royalties and signing, license and milestone payments) in connection with such product transaction; (b) 10,000 shares upon the filing by the Company (in the Company's name) with the United States Food and Drug Administration (the "FDA") of either an abbreviated new drug application (an "ANDA") or a new drug application (including an application filed with the FDA under Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. Section 301 et seq.) (collectively, a "NDA"), for a product not covered by a previous FDA application; and (c) 40,000 shares upon the approval by the FDA of any ANDA or NDA (filed in the Company's name) for a product not previously approved by the FDA.

         The Company also agreed that in the event that options to purchase the above 400,000 shares have fully vested, it will grant him under the Plan fully vested additional options to purchase shares at the fair market value on the date of grant as follows: (a) 50,000 options upon the closing of each product license or product sale transaction (on a product by product basis and only once for each product) in which the Company receives an aggregate of at least $5,000,000 in net cash proceeds (including royalties and signing, license and milestone payments) in connection with such product transaction; (b) 10,000 options upon the filing by the Company (in the Company's name) with the FDA of either an ANDA or NDA for a product not covered by a previous FDA application; and (c) 40,000 options upon the approval by the FDA of any ANDA, NDA or 505(b)(2) application filed in the Company's name for a product not previously approved by the FDA.

         The Restated Employment Agreement provides that if the Company terminates Mr. Berk's employment without cause or Mr. Berk terminates his employment for good reason, Mr. Berk shall be entitled to the following severance: (i) any earned but unpaid base salary plus any unpaid reimbursable expenses as of the effective date of termination of his employment, (ii) the then-current base salary and reimbursement of the cost to replace the life and disability insurance coverages afforded to Mr. Berk under the Company's benefit plans with substantially similar coverages, following the effective date of termination of his employment, for a period equal to the greater of (x) the remainder of the then-current term, or (y) two years following the effective date of termination and (iii) payment by the Company of premiums for health insurance for the period during which Mr. Berk is entitled to continued health
insurance   coverage  as  specified   in  the   Comprehensive   Omnibus   Budget
Reconciliation Act. In the event that the Company terminates Mr. Berk's employment because of his permanent disability, Mr. Berk is to be entitled to the severance specified above, less any amounts actually received by him under any disability insurance coverage provided for and paid by the Company. In the event that the Company terminates Mr. Berk's employment for cause or Mr. Berk terminates his employment with the Company without good reason, Mr. Berk shall be entitled to any earned but unpaid base salary plus any unpaid reimbursable expenses as of the effective date of termination of his employment.

         The Restated Employment Agreement provides that in the event of a change of control in lieu of any severance that may otherwise be payable to Mr. Berk if Mr. Berk elects to terminate his employment for any reason within 90 days thereof, or the Company elects to terminate his employment within 180 days thereof, other than for cause, he is to be entitled to the following: (i) any earned but unpaid base salary plus any unpaid reimbursable expenses as of the effective date of termination of his employment, (ii) $1,000,000, (iii) the then-current base salary for a period of 12 months following the effective date of termination, (iv) reimbursement of the cost, for a period equal to the 12 months following the effective date of termination, of replacing the life and disability insurance coverage afforded to Mr. Berk under the Company's benefit plans with substantially similar coverage and (v) payment by the Company of premiums for health insurance for the period during which Mr. Berk is entitled to continued health insurance coverage as specified in the Comprehensive Omnibus Budget Reconciliation Act.

         The Restated Employment Agreement contains Mr. Berk's non-competition covenant for a period of one year from termination.

         Mark I. Gittelman, age 46, Chief Financial Officer, Secretary and Treasurer of the Company, is the President of Gittelman & Co., P.C., an accounting firm in Clifton, New Jersey. Prior to forming Gittelman & Co., P.C. in 1984, he worked as a certified public accountant with the international accounting firm of KPMG Peat Marwick, LLP. Mr. Gittelman holds a B.S. in accounting from New York University and a Masters of Science in Taxation from Farleigh Dickinson University. He is a Certified Public Accountant licensed in New Jersey and New York, and is a member of the American Institute of Certified Public Accountants ("AICPA"), and the New Jersey State and New York State Societies of CPAs. Other than Elite Labs, no company with which Mr. Gittelman was affiliated in the past was a parent, subsidiary or other affiliate of the Company.

         Chris Dick, age 51, who is employed on an "at-will" basis, was appointed Executive Vice President of Corporate Development in March, 2006. Since November 2002, the Company has engaged Mr. Dick to direct its licensing and business development activities. From 1999 to 2002, Mr. Dick served as Director of Business Development for Elan Drug Delivery, Inc. responsible for licensing and business development of Elan's portfolio of drug delivery technologies. From 1997 to 1999, he was Manager of Business Development and Marketing for EnTec, a drug delivery business unit within FMC Corporation's Pharmaceutical Division. Prior thereto he held various other business and technical positions at FMC Corporation, including Manager of Marketing for its pharmaceutical functional coatings product line. Mr. Dick holds an M.B.A from the Stern School of Business, New York University, and a B.S. and M.S. in Chemical Engineering from Cornell University.

         Dr. Charan Behl, age 55, was appointed in March, 2006 Executive Vice President and Chief Scientific Officer of the Company. Dr. Behl has provided the Company since June 2003 consulting technological services as an independent contractor. He was from January 1995 to July 1998 Vice President of R&D and from July 1988 to January 2001 Executive Vice President of R&D of Nastech Pharmaceutical Corporation, Inc. From April 1981 to November 1994, Dr. Behl was employed by Hoffman La Roche, where he held a number of positions, including research leader of its Pharmaceutical R&D Department. During his tenure at Roche and Nastech, Dr. Behl created intellectual property in the area of drug delivery. His patent portfolio includes over 40 patents issued, pending and in preparation. Dr. Behl holds a B.S. in Pharmaceutical Sciences from BITS, Pilani, India, an M.S. in Pharmaceutics from Duquesne University, under the mentorship of Dr. Alvin M. Galinsky, and a Ph.D. in Pharmaceutical Sciences from the University of Michigan, under the mentorship of Dr. William I. Higuchi. Dr. Behl was an Assistant Research Scientist from 1978 to 1981 at the University of Michigan. Dr. Behl is internationally known for his scientific and professional activities. He has coauthored over 200 publications, including research articles, book chapters, and abstracts, and has made numerous presentations at national and international conferences and workshops. In conjunction with associates from academia and industry and representatives of the FDA, Dr. Behl has co-organized several workshops and symposia. He was the founding chair of Nasal Drug Delivery Focus Group formed in 1995 under the auspices of the

American Association of Pharmaceutical Scientists ("AAPS"), and served as its Chairman from 1995 to 2001. Dr. Behl is a fellow of the AAPS.

                         EXECUTIVE OFFICER COMPENSATION

The following table sets forth the annual and long-term compensation for services in all capacities to the Company for each of the years in the three year period ended March 31, 2005, awarded or paid to, or earned by our President and Chief Executive Officer and those executive officers who earned at least $100,000 during the year, including Mr. Chris Dick and Dr. Charan Behl who were elected officers in March 2006. Dr. Behl's compensation for the years ended March 2004 and 2005 consisted of consulting fees at the rate of $200 per hour.

                           SUMMARY COMPENSATION TABLE

                           ANNUAL COMPENSATION                                          LONG TERM COMPENSATION
                           -------------------                                          ----------------------
        (a)             (b)          (c)           (d)            (e)           (f)          (g)         (h)         (i)
                                                                            Restricted   Securities
Name and Principal    Fiscal                                 Other Annual     Stock      Underlying   LTIP        All Other
     Position         Year(1)      Salary         Bonus      Compensation     Awards       Options    Payouts   Compensation
------------------    -------      ------         -----      ------------   ----------   ----------   -------   ------------
Bernard Berk,        2004-05    $200,000         $50,000          --            --         30,000        --           --
President and        2003-04    $166,667            --            --            --         525,000       --           --
Chief Executive
Officer

Atul M. Mehta,       2004-05         --             --            --            --           --          --           --
Ph.D. former         2003-04    $53,684             --        $3,040(3)         --           --          --           --
President and        2002-03    $330,140            --        $3,040(3)         --           --          --           --
Chief Executive
Officer (2)

Chris Dick           2004-05    $140,250         $25,000          --            --           --          --           --
Executive Vice       2003-04    $137,000            --            --            --         30,000        --           --
President of         2002-03    $34,250             --            --            --         30,000        --           --
Corporate
Development

Charan Behl          2004-05    $392,455 (4)        --            --            --           --          --
Executive Vice       2003-04    $151,114            --            --            --           --          --
President and        2002-03         --             --            --            --           --          --
Chief Scientific
Officer

-------------------------

(1) The information is provided for each fiscal year which begins on April 1 and ends on March 31.

(2) Dr. Mehta resigned as an employee and as a director of the Company as of June 3, 2003.

(3) Represents the value of the use of a company car and premiums paid by the Company for life insurance on Dr. Mehta's life for the benefit of his wife.

(4) Includes $229,325 of fees paid by the issuance to him of units, each consisting of (i) a share of Series A Preferred Stock convertible into ten shares of Common Stock and (ii) ten common stock purchase warrants, at the rate of $12.30 per unit.

OPTION GRANTS TO AND EXERCISED BY EXECUTIVE OFFICERS IN LAST FISCAL YEAR

Options granted during the fiscal year ended March 31, 2005 to the executive officers named in the Summary Compensation Table were as follows:

OPTION GRANTS IN FISCAL YEAR ENDED MARCH 31, 2005

                                                                                           Potential Realized Value At
                     Number of Shares     % of Total Options                                 Assumed Annual Rates of
                        Underlying       Granted to Employees    Exercise    Expiration     Stock Price Appreciation
       Name           Options Granted        in Fiscal Year        Price        Date             for Option Term
       ----          ----------------    --------------------    --------    ----------    ---------------------------
                                                                                                5%            10%
                                                                                             -------        --------
Bernard Berk               30,000                 30%              $2.34      8/30/2015      $36,000        $103,500

Atul M. Mehta                --                   --                 --           --            --             --

Chris Dick                 30,000(1)              30%              $2.34      6/22/2014      $36,000        $80,400
                           30,000                 30%              $2.21      6/13/2014      $31,800        $75,900
                             --                   --                 --           --            --             --
Charan Behl

Mark Gittelman             10,000(1)              10%              $2.34      6/22/2014      $11,200        $26,800

-----------------
(1) Granted on June 22, 2004 in replacement of options with a higher exercise price.

         No options were exercised by executive officers during the fiscal years ended March 31, 2005 and 2006.

                                            Number of Shares Underlying
                 Shares        Value     Unexercised Options At March 31,   Value of Unexercised In-the-money
     Name       Exercised     Realized                 2006                   Options At March 31, 2006 (1)
     ----       ---------     --------   -------------------------------    ---------------------------------

                                          Exercisable     Unexercisable      Exercisable      Unexercisable
                                          -----------     -------------      -----------      -------------

Atul M. Mehta (2)  -0-          -0-         170,000            -0-             $25,500             -0-
                   -0-          -0-         100,000            -0-               -0-               -0-
                   -0-          -0-         100,000            -0-               -0-               -0-
                   -0-          -0-         100,000            -0-             $49,000             -0-
                   -0-          -0-         100,000            -0-             $99,000             -0-
Bernard Berk (3)   -0-          -0-         300,000            -0-            $144,000             -0-
                   -0-          -0-         225,000            -0-             $76,500             -0-
                   -0-          -0-         30,000             -0-             $45,000             -0-
                   -0-          -0-           -0-             30,000             -0-               -0-
                   -0-          -0-           -0-            600,000             -0-               -0-

Chris Dick         -0-          -0-         30,000             -0-              $4,500             -0-
                   -0-          -0-         30,000            10,000            $5,600            $2,800
                   -0-          -0-         30,000             -0-               -0-               -0-


Mark Gittelman     -0-          -0-         10,000            20,000             -0-               -0-

-------------------
(1) The dollar values are calculated by determining the difference between $2.49 per share, the fair market value of the Common Stock at March 31, 2006, and the exercise price of the respective options.

(2)  Dr. Mehta resigned as an officer/employee and director as of June 3, 2003.

(3)  Mr. Berk entered the employ of the Company in June 2003.

                  SECURITY OWNERSHIP OF OUR DIRECTORS, NOMINEES
                             AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of the Record Date by (i) each director, nominee for director, and executive officer named under the Executive Officer Compensation Table, (ii) each other executive officer and (iii) all executive officers and directors as a group. On such date, we had 19,190,159 shares of Common Stock outstanding. (The 10,000 shares of Series B Preferred Stock outstanding are nonvoting and none of the individuals listed below beneficially owns any shares of Series B Preferred Stock). Shares not outstanding but deemed beneficially owned by virtue of the right of any individual to acquire shares within 60 days of the foregoing date are treated as outstanding only in determining the amount and percentage of Common Stock owned by such individual. Each person has sole voting and investment power with respect to the shares shown, except as noted.

                    Name and Address                          Common Stock
                                                         -----------------------
                                                            Amount           %
                                                         -----------        ----
Bernard Berk, Director and Chief Executive Officer*      1,352,300(1)       7.04

Edward Neugeboren, Director*                             221,063(2)         1.15

Barry Dash, Director*                                    30,000(3)           **

Melvin Van Woert, Director*                              30,000(4)           **

Dr. Charan Behl, Executive Vice President and Chief      546,000(5)         2.77
Scientific Officer
c/o Elite Pharmaceuticals Inc.
165 Ludlow Avenue
Northvale, NJ 07647

Chris Dick, Executive Vice President of Corporate        135,377(6)          **
Development
c/o Elite Pharmaceuticals Inc.
165 Ludlow Avenue
Northvale, NJ 07647

Mark I. Gittelman, Chief Financial Officer               100,000(7)          **
c/o Elite Pharmaceuticals Inc.
165 Ludlow Avenue
Northvale, NJ 07647

Dr. Atul Mehta                                           570,000 (8)        2.89
c/o Katten Muchin Zavis Rosenman
575 Madison Avenue
New York, NY 10022

All Directors and Officers as a group (9)                2,984,740(9)      13.07

-------------------------

*    See "Election of Directors - Board of Directors Nominees" for his address.

**   Less than 1%

(1)  Includes options to purchase 1,185,000 shares. See "Executive Officers"

(2)  Includes options and warrants to purchase an aggregate of 190,571 shares.

(3)  Represents options.

(4)  Represents options.

(5)  Includes warrants to purchase 130,000 shares.

(6) Includes options to purchase 100,000 shares of Common Stock and warrants held by Mr. Dick and Hedy Rogers as joint tenants to purchase 10,569 shares of Common Stock.

(7)  Represents options.

(8)  Represents options.

(9)  Includes options and warrants to purchase an aggregate of 2,246,140 shares.

         Except as otherwise set forth, information on the stock ownership of each person was provided to the Company by such person.

         The Company does not have any compensation plans or outstanding arrangements benefiting employees or non-employees under which equity securities of the Company are authorized for issuance in exchange for consideration in the form of goods or services other than pursuant to the Stock Option Plan and agreements with independent consultants pursuant to which warrants to purchase an aggregate of 467,500 shares of Common Stock were granted. See "Item 2. Proposal to Amend Stock Option Plan".

         The Company is informed and believes that as of May 15, 2006, Cede & Co. held 17,479,536 shares of the Company's Common Stock as nominee for Depository Trust Company, 55 Water Street, New York, New York 10004. It is our understanding that Cede & Co. and Depository Trust Company both disclaim any beneficial ownership therein and that such shares are held for the account of numerous other persons, no one of whom is believed to beneficially own five percent or more of the Common Stock of the Company.

COMPARATIVE STOCKHOLDER RETURN

         The graph which follows compares the yearly percentage change in the Company's cumulative total stockholder return on its Common Stock with the cumulative total stockholder return of (1) all United States companies traded on the American Stock Exchange (where the Company's Common Stock is now traded) and
(2) 51 companies traded on the American Stock Exchange which carry the Standard Industrial Classification (SIC) code 283 (Pharmaceuticals). The graph was prepared by the Center for Research in Security Prices at the University of Chicago Graduate School of Business, Chicago, IL.

The Common Stock of the Company was traded on the NASDAQ over-the-counter bulletin board from July 23, 1998 until February 24, 2000. The Common Stock of the Company began trading on the American Stock Exchange on February 24, 2000. The Company's fiscal year ends on March 31.

                Comparison of Five-Year Cumulative Total Returns
                             Performance Graph for
                          Elite Pharmaceuticals, Inc.

               Produced on 04/17/2006 including data to 3/31/2006

                              [LINE CHART OMITTED]

-------------------------------------------------------------------------------------------------------

                                               Legend

CRSP Total Returns Index for:                03/2001   03/2002   03/2003   03/2004   03/2005   03/2006
-----------------------------                -------   -------   -------   -------   -------   -------
Elite Pharmaceuticals, Inc.                   100.0     140.7      27.8      54.0      80.0      45.3
AMEX Stock Market (US Companies)              100.0     101.3      80.0     114.1     123.9     147.2
AMEX Stocks (SIC 2830-2839 US Companies)      100.0      70.4      39.2      78.0      53.4      78.9
Drugs

NOTES:

     A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

     B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

     C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

     D. The index level for all series was set to $100.0 on 03-30-2001.

-------------------------------------------------------------------------------------------------------

Prepared  by CRSP  (222.crsp.uchicago.edu),  Center  for  Research  in  Security
Prices, Graduate School of Business, The University of Chicago. Used with permission. All rights reserved. (C)Copyright 2006


                   ITEM 2. PROPOSAL TO AMEND STOCK OPTION PLAN

         Stockholders approved the 2004 Stock Option Plan on June 22, 2004 and an amendment on April 15, 2005. The Board of Directors in April 2006 approved, subject to stockholders approval, an amendment to the Company's 2004 Stock Option Plan as amended (the "Plan") to increase the number of shares subject to the Plan from 4,000,000 to 7,000,000 shares. The Plan authorizes the grant of options to employees and directors of, and consultants, to the Company or its subsidiaries.

         As of May 15, 2006, there were outstanding options to purchase 2,967,500 shares, of which options to purchase 2,397,500 shares of Common Stock were granted under the Plan. No options granted under the Plan have been exercised.

         The Company's Board of Directors on June 22, 2004 granted options under the Plan to purchase 220,900 shares of Common Stock at $2.34 per share to current employees who held options with exercise prices higher than the options granted and surrendered the options containing the higher exercise price. No options were granted prior to the stockholder approval in substitution of previously granted options to any officer or director of the Company.

         To the extent any of the options granted or to be granted under the Plan expire or terminate without being exercised they may be subject to future grants under the Plan.

         The following table sets forth information as of May 15, 2006 regarding options previously granted by the Company (exclusive of warrants previously sold along with shares of Common Stock in private placements by the Company) and options granted under the Plan to each of the Company's executive officers named under the Executive Officer Compensation Table under "Executive Compensation", all current executive officers as a group, all current directors who are not executive officers as a group and all employees other than executive officers as a group:

                                           Number of          Number of Options
                                        Stock Options         Granted Under the
Name and Position                     Previously Granted*           Plan*
-----------------                     -------------------     ------------------
Atul Mehta, former President and
Chief Executive Officer (1)...........    670,000(1)                 --
Bernard J. Berk ......................        --                 1,185,000
Mark I. Gittelman.....................        --                   100,000
Chris Dick............................        --                   100,000
Charan Behl...........................        --                     --
Executive Officer Group (5 persons)...                           1,385,000
Non-Executive Directors Group
  (3 persons) (2).....................        --                    90,000
Non-Executive Officer Employee
  Group (17 persons)..................        --                   197,500

------------------------
*    Includes repriced options.

(1) As part of a settlement of litigation between the Company and Dr. Mehta, the expiration dates of options granted prior to April 1, 2001 to Dr. Mehta to purchase 670,000 shares of Common Stock were extended to December 31, 2007 and the exercise prices of certain of the options were reduced. Dr. Mehta exercised 100,000 of the options on March 2, 2004.

(2) Does not include an aggregate of 720,000 options granted during their terms as directors to six former directors.

         The Plan may not be amended to increase the maximum number of shares which may be granted under the Plan (except under the anti-dilution provisions contained therein) or to change the class of persons to whom options may be granted without the affirmative vote of holders of the Company's Common Stock.

         The Company believes the increase in the number of shares of Common Stock subject to the Plan will enhance its efforts to attract and retain individuals with good ability to service the Company, motivate their efforts and serve the business interests of the Company, while reducing the cash payments which the Company would otherwise be required to make to accomplish such purposes.

         The last reported sale price of the Company's Common Stock (symbol ELI) on the American Stock Exchange on May 15, 2006 was $2.31 per share. The proceeds received by us upon the exercise of the stock options granted under the Plan will be used for general corporate purposes.

Financial Statement Treatment of Options
----------------------------------------

         The Company since April 2002, has expensed the fair value of equity-based awards, such as stock options and warrants, granted or modified in accordance with accounting principles generally accepted in the United States of America. Modifications such as lowering the exercise prices or extending the expiration dates could result in material additions to the Company's non-cash expenses.

OPTIONS AUTHORIZED

         The Plan permits the Company to grant both incentive stock options ("INCENTIVE STOCK OPTIONS" or "ISOS") within the meaning of Section 422 of the Code, and other options which do not qualify as Incentive Stock Options (the "NON-QUALIFIED OPTIONS").

         Unless earlier terminated by the Board of Directors, the Plan (but not outstanding options) terminates on March 1, 2014, after which no further awards may be granted under the Plan. The Plan is administered by the full Board of Directors or, at the Board of Directors' discretion, by a committee of the Board of Directors consisting of at least two persons who are "disinterested persons" defined under Rule 16b-2(c)(ii) under the Securities Exchange Act of 1934, as amended (the "COMMITTEE"). As of March 31, 2006, the Board of Directors had not appointed a Committee.

         FEDERAL INCOME TAX CONSEQUENCES. The following is a brief discussion of the Federal income tax consequences of transactions under the Plan. This discussion is not intended to be exhaustive and does not describe state or local tax consequences.

INCENTIVE OPTIONS

         No taxable income is realized by the Optionee upon the grant or exercise of an Incentive Option, except as noted below with respect to the alternative minimum tax. If Common Stock is issued to an Optionee pursuant to the exercise of an Incentive Option, and if no disqualifying disposition of such shares is made by such Optionee within two years after the date of grant or within one year after the transfer of such shares to such Optionee, then (1) upon sale of such shares, any amount realized in excess of the option price will be taxed to such Optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) no deduction will be allowed to the Optionee's employer for Federal income tax purposes.

         Except as noted below for corporate "insiders," if the Common Stock acquired upon the exercise of an Incentive Stock Option is disposed of prior to the expiration of either holding period described above, generally (1) the Optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the option price paid for such shares and (2) the Optionee's employer will be entitled to deduct such amount for Federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the Optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the employer.

         Subject to certain exceptions for disability or death, if an Incentive Stock Option is exercised more than three months following termination of employment, the exercise of the Option will generally be taxed as the exercise of a Non-qualified Option.

         For purposes of determining whether an Optionee is subject to any alternative minimum tax liability, an Optionee who exercises an Incentive Stock Option generally would be required to increase his or her alternative minimum taxable income, and compute the tax basis in the stock so acquired, in the same manner as if the Optionee had exercised a Non-qualified Option. Each Optionee is potentially subject to the alternative minimum tax. In substance, a taxpayer is required to pay the higher of his/her alternative minimum tax liability or his/her "regular" income tax liability. As a result, a taxpayer has to determine his potential liability under the alternative minimum tax.

NON-QUALIFIED OPTIONS

         Except as noted below for corporate "insiders," with respect to Non-qualified Options: (1) no income is realized by the Optionee at the time the Option is granted, except for options which vest immediately if granted at an exercise price less than fair market value; (2) generally, at exercise, ordinary income is realized by the Optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise, and the Optionee's employer is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; and (3) at sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

         As a result of a recent ruling by the IRS, if a granted Non-qualified Option contains an exercise price below fair market value on the date of grant, the Optionee will realize on the first date the option is exercisable ordinary income in an amount equal to the difference between the exercise price and the fair market value on the date of grant.

SPECIAL RULES APPLICABLE TO CORPORATE INSIDERS

         As a result of the rules under Section 16(b) of the Exchange Act, "insiders" (as defined in the Securities Exchange Act of 1934), depending upon the particular exemption from the provisions of Section 16(b) utilized, may not receive the same tax treatment as set forth above with respect to the grant and/or exercise of options. Generally, insiders will not be subject to taxation until the expiration of any period during which they are subject to the liability provisions of Section 16(b) with respect to any particular option. Insiders should check with their own tax advisers to ascertain the appropriate tax treatment for any particular option.

         BENEFITS. Inasmuch as awards to all participants under the Plan will be granted at the sole discretion of the Board of Directors or Committee, such benefits under the Plan are not determinable.

         VOTE REQUIRED; RECOMMENDATION. Approval of the amendment of the Plan will require the affirmative vote of the holders of a majority of the shares of the Common Stock of the Company present, in person or by proxy, at the Annual Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE THEIR SHARES FOR THE PROPOSAL TO AMEND THE STOCK OPTION PLAN.

                 ITEM 3. PROPOSAL TO APPROVE AND RATIFY SERIES B

                               PREFERRED FINANCING

         The American Stock Exchange (the "AMEX") requires stockholder approval of the sale, issuance, or potential issuance in a transaction or related transactions by a listed company of shares of common stock and shares issuable upon conversion or exercise of other securities which amount to at least 20% of the then presently outstanding shares of common stock for a consideration which is less than the greater of book or market value of a share of common stock (the "20% Rule"). AMEX interprets the 20% Rule to include issuances of common stock as dividends and issuances of common stock upon conversion or exercise of other securities issued in connection with a transaction.

         In the Series B Preferred Financing described below the number of shares of common stock issuable upon conversion of the Series B Preferred Shares and exercise of Warrants issued to the investors and the Placement Agent and its designees represent in the aggregate 7,022,221 shares, or 26.72% of the shares of our Common Stock, outstanding on March 15, 2006, the date of the closing of the sale, on an as converted basis. The Series B Preferred Shares and the Warrants have antidilution rights which could in the future, result in the adjustment of the applicable conversion price or exercise price being less than the closing sales price of a share of common stock on AMEX. Additionally, the Series B Preferred Shares accrue mandatory dividends which may be paid in shares of Common Stock, the applicable market price of which could be less than the closing sales price of a share of Common Stock on AMEX. The occurrence of either type of issuance could result in AMEX deeming the Series B Financing in violation of the 20% Rule. Accordingly, the Company is proposing that the stockholders approve and ratify the Series B Preferred Financing.

         On March 15, 2006, the Company sold pursuant to a Securities Purchase Agreement (the "PURCHASE AGREEMENT") in a private placement through Indigo Securities LLC, the placement agent ("PLACEMENT AGENT"), 10,000 shares of its Series B 8% Convertible Preferred Stock, par value $0.01 per share (the "SERIES B PREFERRED SHARES"), at a price of $1,000 per share (the "STATED VALUE"), each share convertible, at $2.25 of the Stated Value, into 444.4444 shares of Common Stock, or an aggregate of 4,444,444 shares of Common Stock for all 10,000 Series B Preferred Shares. Purchasers of the Series B Preferred Shares (the "INVESTORS") were issued two classes of five year warrants to purchase Common Stock (collectively, the "WARRANTS"), exercisable on or prior to March 15, 2011. Each class represents the right to purchase an aggregate of 1,111,111 shares with $2.75 per share as the exercise price for one class and $3.25 per share the exercise price for the other class. The Warrants provide a right of cashless exercise at any time after one year from the date of issuance of the Warrants if at the time of exercise there is no effective registration statement registering, or no current prospectus available for, the resale of the shares underlying the Warrants. The conversion rate of each share of Series B Preferred Stock and the exercise price of the Warrants are subject to adjustment for certain events, including dividends, stock splits, combinations and the sale of Common Stock or securities convertible into or exercisable for Common Stock at a price less than the then applicable conversion or exercise price. Subject to certain exceptions set forth in the Purchase Agreement, the Series B Preferred Stockholders have preemptive rights with respect to issuance of the Common Stock or securities convertible or exercisable for Common Stock, on the same terms, conditions and price provided for in such issuance. The Company has also agreed that it will not issue shares of Common Stock or securities convertible or exercisable for Common Stock, subject to specific exceptions, until 180 days after the date the initial registration statement filed by the Company pursuant to the related Registration Rights Agreement, dated as of March 15, 2006 (the "REGISTRATION RIGHTS AGREEMENT"), between the Company and the Investors, is first declared effective by the Securities and Exchange Commission (the "COMMISSION").

         The Registration Rights Agreement grants the holders of Series B Preferred Shares demand and piggy-back registration rights at the Company's expense with respect to a resale of the shares of Common Stock ("REGISTRABLE SECURITIES") issuable upon conversion of the Series B Preferred Shares, upon exercise of the Warrants (including the Placement Agent's warrants) and in satisfaction of dividend obligations. A registration statement was filed by the Company on April 13, 2006 and declared effective by the Commission on April 25, 2006. If the registration statement ceases for any reason to remain continuously effective as to all Registrable Securities for which it is required to be effective, or the investors are otherwise not permitted to utilize the prospectus therein to resell such Registrable Securities for more than 30 consecutive calendar days or more than an aggregate of 45 calendar days during any 12-month period, the Company has agreed to pay as partial liquidated damages an amount equal to 2% of the aggregate purchase price paid by such investor for any Registrable Securities then held by such investor and which may not then be sold by the registration statement or under Rule 144, but such payments may not exceed 18% per Investor of the aggregate purchase price paid by such investor pursuant to the Purchase Agreement. Liquidated damages unpaid for seven days or more accrue interest at 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law), daily from the due date the obligation is incurred.

         Each purchaser of the Series B Preferred Shares represented that such purchaser is an "accredited investor" and agreed that the securities issued in the private placement bear a restrictive legend against resale without registration under the Act. The Series B Preferred Shares and warrants were sold by Company pursuant to the exemption from registration afforded by Section 4(2) of the Act and Regulation D thereunder.

         The gross proceeds of the sale were $10,000,000 before payment of $800,000 in commissions to the Placement Agent and selected dealers. The Company also paid the legal fees and expenses of counsel to the Placement Agent and $200,000 of additional expenses. The Company issued to the Placement Agent and its designees five year warrants to purchase 355,555 shares of Common Stock with similar terms to the warrants issued to the investors except that the exercise price is $2.25 per share.

         The Series B Preferred Shares accrue dividends at the rate of 8% per annum on their $1,000 Stated Value (increasing to 15% per annum after March 15, 2008), payable quarterly on January 1, April 1, July 1 and October 1, in cash or shares of Common Stock with each share valued at 95% of the average of the volume weighted average price ("VWAP") for the 20 consecutive trading days ending on the trading day that is immediately prior to the dividend payment date. Any dividends that are not paid within 5 trading days following a dividend payment date, shall continue to accrue and the Company is to pay a late fee at the rate of 18% per annum or the lesser rate permitted by applicable law (such fees to accrue daily, from the dividend payment date through and including the date of payment). The Company paid an aggregate of $33,333.33 in cash in satisfaction of the first payment on April 1, 2006 of the dividend. The Company is prohibited from paying dividends on Common Stock or any other capital stock ranked junior to the Series B Preferred Shares prior to the satisfaction of the Series B Preferred Shares dividend obligation.

         Upon the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary ("LIQUIDATION"), each share of Series B Preferred Stock is entitled to a preference equal to the Stated Value, plus any accrued but unpaid dividends thereon and any other fees or liquidated damages owing thereon which preference is prior to the liquidation rights of any other capital stock ranked junior to the Series B Preferred Shares.

         The holders of Series B Preferred Shares do not have any voting rights except (A) as required by law; and (B) the Company may not without the prior affirmative vote of holders of at least 70% of the then outstanding Series B Preferred Shares: (i) alter or change adversely the powers, preferences or rights given to the Series B Preferred Shares or alter or amend the Series B Preferred Certificate, (ii) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation senior to or otherwise PARI PASSU with the Series B Preferred Shares, (iii) amend the certificate of incorporation, bylaws or other charter documents in any manner that adversely affects any rights of the holders of the Series B Preferred Shares, (iv) increase the authorized number of Series B Preferred Shares, (v) enter into any agreement with respect to any of the foregoing, (vi) other than Permitted Indebtedness (as defined) incur prior to March 16, 2009 any indebtedness for borrowed money of any kind, (vii) other than Permitted Liens (as defined), incur prior to March 16, 2009, any liens of any kind, (viii) other than as permitted by the Series B Preferred Certificate, repay or repurchase more than a DE MINIMIS number of shares of Common Stock or securities convertible or exchangeable into Common Stock, (ix) pay cash dividends or distributions on any of our securities junior to the Series B Preferred Shares or (x) enter into any agreement or understanding with respect to clauses (iii),
(vi), (vii), or (viii). Notwithstanding the above, the Company may issue any security issued in connection with a Strategic Transaction (as defined) that ranks as to dividends, redemption or distribution of assets upon a liquidation PARI PASSU with or junior to the Series B Preferred Shares without the approval of holders of the then outstanding shares of Series B Preferred Shares.

         The Series B Preferred Shares are to be automatically converted into Common Stock upon written notice to the holders of the Series B Preferred Shares that (i) the VWAP Common Stock for each day in a period of 20-consecutive trading days during a Threshold Period (as defined) exceeded $5.38 (subject to adjustment), and (ii) the volume for each such day exceeded 50,000 shares (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like).

         Upon the occurrence of certain Triggering Events (as defined), each Series B Preferred Share is to be redeemed for cash in an amount equal to the sum of (i) 130% of its Stated Value, (ii) all accrued but unpaid dividends thereon and (iii) all liquidated damages and other costs, expenses or amounts due in respect of the shares (the "TRIGGERING REDEMPTION AMOUNT"). If at any time the Commission, the Company's auditors, Amex (or similar trading exchange) or any other governmental or regulatory authority having jurisdiction over the Company determines that a Triggering Event for which a holder shall be entitled to a cash redemption constitutes a condition for redemption which is not solely within the control of the Company (as set forth in Item 28 of Rule 5-02 of Regulation S-X of the Securities Exchange Act of 1934, as amended), or that as a result of any such Triggering Event, the Series B Preferred Shares shall not be included in the Company's balance sheet under the heading "stockholder equity", then in lieu of a cash payment of the Triggering Redemption Amount, the Company is to satisfy its obligation by the issuance of such number of shares of Common Stock equal to the Triggering Redemption Amount divided by 85% of the average of the VWAP for the 10 consecutive trading days immediately prior to the date of the redemption.

         At its option, the Company may redeem for cash not less than all of the Series B Preferred Shares outstanding, at any time after March 15, 2008 for a redemption price per share equal to (i) 150% of the Stated Value, (ii) accrued but unpaid dividends thereon and (iii) all liquidated damages and other amounts due in respect of the Series B Preferred Shares.

         The Purchase Agreement provides that if the Series B Financing is not approved at this Annual Meeting, the Company is to resubmit the proposal for approval to the stockholders at a meeting to be held thereafter quarterly until the approval is obtained or there are no longer outstanding any Series B Preferred Shares. Pending such approval, the Company will not issue shares of its Common Stock upon conversion of the Series B Preferred Shares and exercise of the Warrants and Placement Agent Warrants, which exceed for all conversion and exercises 7,022,221 shares of Common Stock in the aggregate.

         Pursuant to the Purchase Agreement, unless the stockholders approve the Series B Financing, the Company may not issue common stock or securities of the Company which would entitle the holder thereof to acquire at any time common stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, common stock at an effective price per share less than $2.15 (other than certain exempt issuances) subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock. Furthermore, until the stockholders approve the Series B Financing, the Company is not permitted to pay dividends in shares of Common Stock if the price at which such shares are valued is less than $2.15.

         VOTE REQUIRED. Approval of the transactions contemplated by the Purchase Agreement and documents related thereto, including the issuance of the shares of Common Stock underlying the Series B Preferred Shares, Warrants and Placement Agent Warrants in an amount aggregating more than 19.99% of the 19,190,159 shares issued and outstanding on March 15, 2006 will require the affirmative vote of the holders of a majority of the shares of the Common Stock of the Company present, in person or by proxy, at the Annual Meeting. Abstentions will be included in determining the number of shares of Common Stock present or represented and entitled to vote for purposes of approval and will have the effect of votes "against" the proposal.

         RECOMMENDATION. The Board of Directors believed and believes that the Series B Financing is beneficial to the Company and its stockholders and was effected on reasonable terms. The net cash proceeds of $9,000,000 after deducting the Placement Agent's commission, expense reimbursement and allowance are being applied for general corporate purposes, principally the further development of the Company's controlled release drug technology and products. The Board of Directors also believes that the Series B Financing will assist the Company in achieving compliance by July 3, 2007, the date the Amex has set for the Company to comply with the continued listing standards of its Common Stock as to the amount of shareholders equity - at least $4,000,000 if it has losses from continuing operation and/or net losses in three of its four most recent fiscal years or $6,000,000 if it has losses from continuing operations and/or net losses in its five most recent fiscal years.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE SERIES B PREFERRED FINANCING TRANSACTIONS, INCLUDING THE ISSUANCE OF MORE THAN 7,022,221 SHARES OF COMMON STOCK UPON CONVERSION AND EXERCISE OF THE SERIES B PREFERRED STOCK AND WARRANTS.

                    ITEM 4. PROPOSAL TO RATIFY APPOINTMENT OF

                              INDEPENDENT AUDITORS

         The Board of Directors, subject to stockholder approval, appointed Miller, Ellin & Co., LLP ("MILLER ELLIN") as independent auditors of the Company for its financial statements for the fiscal year ending March 31, 2006. Miller Ellin has audited the consolidated financial statements of the Company since 1997. A representative of that firm is expected to be present at the Annual Meeting, and will have an opportunity to make a statement to the stockholders and will be available to respond to appropriate questions. The ratification of the appointment will require the affirmative vote of the holders of a majority of the shares of Common Stock present, voting in person or by proxy.

            Stockholder ratification of the appointment is not required by the Company's Certificate of Incorporation or By-laws or otherwise. If the stockholders fail to ratify the appointment, the Board of Directors will reconsider whether to retain that firm. Even if the appointment is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accounting firm if the Board of Directors determines that such a change would be in the best interests of the Company and its stockholders.

THE  BOARD  OF  DIRECTORS   RECOMMENDS  THAT  THE  STOCKHOLDERS   VOTE  FOR  THE
RATIFICATION OF THE APPOINTMENT OF MILLER, ELLIN & CO., LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2006.

AUDITOR FEES

         The following is a description of the fees paid by the Company to Miller Ellin during the fiscal year ended March 31, 2005:

         Audit Fees: The Company paid fees of approximately $123,000 to Miller Ellin in connection with its audit of the Company's financial statements for the fiscal year ended March 31, 2005, and its review of the Company's interim financial statements included in the Company's Quarterly Reports on Form 10-Q during the fiscal year ended March 31, 2005, and preparation of the corporate tax returns.

         Financial Information Systems Design and Implementation Fees: The Company did not engage Miller Ellin during the year to provide advice to the Company regarding financial information systems design and implementation.

         Other fees: The Company did not pay any fee to Miller Ellin to perform non-audit services during the year.

                                  OTHER MATTERS

         We are not aware of any matters to be presented at the Annual Meeting other than those described in this proxy statement. However, if other matters which are not known a reasonable time before the solicitation should come before the Annual Meeting, it is intended that the holders of proxies solicited hereby will vote on such matters in their discretion.

A COPY OF THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE FISCAL YEAR ENDED MARCH 31, 2005, INCLUDING FINANCIAL STATEMENTS, ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL OR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.

                              STOCKHOLDER PROPOSALS

         Any proposal intended to be presented by a stockholder at the next Annual Meeting of Stockholders must be received by the Company at the address specified below no later than the close of business on January 26, 2007 in order for such proposal to be eligible for inclusion in the Company's proxy statement and form of proxy for the Annual Meeting. Any proposal should be addressed to Mark I. Gittelman, Secretary, Elite Pharmaceuticals, Inc., 165 Ludlow Avenue, Northvale, New Jersey 07647 and should be sent by certified mail, return receipt requested.

                       WHERE YOU CAN FIND MORE INFORMATION

         The Company files reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. The SEC maintains an Internet world wide web site that provides access, without charge, to reports, proxy statements and other information about issuers, like Elite, who file electronically with the SEC. The address of that site is http://www.sec.gov.

         You also may obtain copies of these materials by mail from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Room 1580, Washington, D.C, 20549, at prescribed rates. These materials are also available from the SEC in person at any one of its public reference rooms. Please call the SEC at l-800-SEC-0330 for further information on its public reference rooms. You may read and copy this information at the following location of the SEC:

                  Public Reference Room
                  100 F Street, N.E.
                  Room 1580
                  Washington, D.C. 20549

         You can also obtain, without charge, reports, proxy statements and other information, including without limitation, any information we may incorporate by reference herein, about the Company, by contacting: Elite Pharmaceuticals, Inc., 165 Ludlow Avenue, Northvale, New Jersey 07647, Attn:
Corporate Secretary, telephone: (201) 750-2646, facsimile: (201) 750-2755.


May 15, 2006                                By Order of the Board of Directors

                                            Mark I. Gittelman, Secretary

                           ELITE PHARMACEUTICALS, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 28, 2006

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


         The undersigned hereby appoints Bernard Berk and Mark I. Gittelman, and each of them, with full power of substitution, to vote, as a holder of the Common Stock, par value $0.01 per share ("Common Stock"), of Elite Pharmaceuticals, Inc., a Delaware corporation (the "Company"), all the shares of Common Stock which the undersigned is entitled to vote, through the execution of a proxy with respect to the 2005 Annual Meeting of Stockholders of the Company (the "Annual Meeting"), to be held at the offices of Reitler Brown & Rosenblatt LLC, 800 Third Avenue, 21st Floor, New York, New York 10022, on June 28, 2006 at 10:00 a.m. EDT, and any and all adjournments or postponements thereof, and authorizes and instructs said proxies to vote in the manner directed below.

         THE BOARD OF DIRECTORS RECOMMENDS THE VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS NAMED BELOW AND PROPOSALS 2, 3 AND 4.

1.   Election of Directors:     Bernard Berk, Edward Neugeboren, Barry Dash and
                                Melvin Van Woert

                     FOR all Nominees  [_]      WITHHOLD for all Nominees  [_]


If you do not wish your shares voted FOR a nominee, draw a line through that person's name above.

2.   Proposal to approve the amendment of the Company's Stock Option Plan.

                  FOR [_]      AGAINST [_]      ABSTAIN  [_]


3. Proposal to approve and ratify the Series B Financing described in the Proxy Statement.

                  FOR [_]      AGAINST [_]      ABSTAIN  [_]



4.   Proposal to ratify the appointment of the independent auditors.

                  FOR [_]      AGAINST [_]      ABSTAIN  [_]


5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before such meeting or adjournment or postponement thereof.

            THIS PROXY IS CONTINUED ON THE REVERSE SIDE, PLEASE VOTE,
               SIGN AND DATE ON REVERSE SIDE AND RETURN PROMPTLY.

                                  BACK OF CARD



         PROPERLY EXECUTED AND RETURNED PROXY CARDS WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO INSTRUCTIONS TO THE CONTRARY ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NAMED NOMINEES AS DIRECTORS AND PROPOSALS 2, 3 AND 4 AS DESCRIBED ON THE REVERSE SIDE OF THIS CARD.

You may revoke this proxy at any time before it is voted by (i) filing a revocation with the Secretary of the Company, (ii) submitting a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked; or (iii) attending the Annual Meeting and voting in person. A stockholder's attendance at the Annual Meeting will not by itself revoke a proxy given by the stockholder.

                                              (Please  sign  exactly as the name
                                              appears below. Joint owners should
                                              each   sign.   When   signing   as
                                              attorney, executor, administrator,
                                              trustee or  guardian,  please give
                                              full   title   as   such.   If   a
                                              corporation, please sign with full
                                              corporate  name  by  president  or
                                              other  authorized  officer.  If  a
                                              partnership,  please  sign  in the
                                              partnership   name  by  authorized
                                              person.)




Dated:
        ----------------------------    ----------------------------------------
                                        Signature

-----------------------------------
PLEASE COMPLETE, SIGN, DATE
AND RETURN THE PROXY CARD
PROMPTLY USING THE
ENCLOSED ENVELOPE.
-----------------------------------


                                        ----------------------------------------
                                        Signature, if held by joint owners